Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form F-3 (No. 333-211702 and 333-221021) of Immutep Limited (previously known as “Prima BioMed Ltd”) of our report dated October 19, 2018 relating to the financial statements, which appears in this Form 20-F.

/s/ PricewaterhouseCoopers

Sydney, Australia

October 19, 2018